EXHIBIT 10.(a)

                                                  PHANTOM STOCK PLAN
                                                  FOR THE BENEFIT OF
                                              NON-EMPLOYEE DIRECTORS OF
                                             FLORIDA PROGRESS CORPORATION



                                           Effective as of January 1, 1999

                                                  PHANTOM STOCK PLAN
                                                  FOR THE BENEFIT OF
                                              NON-EMPLOYEE DIRECTORS OF
                                             FLORIDA PROGRESS CORPORATION

                                                  Table of Contents

                                                                           Page

ARTICLE I             Definitions............................................1
                      -----------
ARTICLE II            Administration.........................................3
                      --------------
ARTICLE III           Participation..........................................4
                      -------------
ARTICLE IV            Phantom Stock Unit Awards and Accounts.................5
                      --------------------------------------
ARTICLE V             Financing..............................................8
                      ---------
ARTICLE VI            Payment for Phantom Stock Units........................8
                      -------------------------------
ARTICLE VII           Confidentiality and Restrictions on Competition........9
                      -----------------------------------------------
ARTICLE VIII          Amendment and Termination.............................10
                      -------------------------
ARTICLE IX            Miscellaneous.........................................11
                      -------------

                               PHANTOM STOCK PLAN
                               FOR THE BENEFIT OF
                            NON-EMPLOYEE DIRECTORS OF
                          FLORIDA PROGRESS CORPORATION

                                     PURPOSE


         Florida Progress Corporation (the "Company") hereby establishes the Phantom Stock Plan for the Benefit of Non-Employee Directors of Florida Progress Corporation (the "Plan"), effective as of January 1, 1999, as part of the Company's compensation program in order to attract, retain and motivate qualified members of its Board of Directors. The Plan is intended to provide non-employee members of the Board of Directors who contribute their services to the Company with the opportunity to share in the continued success of the Company.

                                   ARTICLE I

                                   Definitions

(a) "Account" shall mean a Participant's Phantom Stock Unit Account as described in Article IV.

(b) "Board" or "Board of Directors" shall mean the board of directors of the Company.

(c)     "Change in Control" shall mean and be deemed to have occurred if:

(1) Any person is or becomes the "Beneficial Owner" (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act")), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company) representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities; or

(2) During any period of twenty-four (24) consecutive months, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (1), (3) or (4) of this definition or any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or

(3) The closing of a reorganization, merger or consolidation, other than a reorganization, merger or consolidation with respect to which all or substantially all of the individuals and entities who were Beneficial Owners, immediately prior to such reorganization, merger or consolidation, of the combined voting power of the Company's then outstanding securities beneficially own, directly or indirectly, immediately after such reorganization, merger or consolidation, more than seventy-five percent (75%) of the combined voting power of the securities of the Company resulting from such reorganization, merger or consolidation in substantially the same proportions as their respective ownership, immediately prior to such reorganization, merger or consolidation, of the combined voting power of the Company's securities; or

           (4) (A) The closing of the sale or disposition by the Company (other than to a subsidiary of the Company) of all or substantially all of the assets of the Company (or any such sale or disposition is effected through condemnation proceedings), or

                  (B) the adoption by the Company of a plan of liquidation or dissolution of the Company.

Notwithstanding the foregoing, a Change in Control shall not include any event, circumstance or transaction which results from the action (excluding the Participant's service as a member of the Board of Directors) of any person or group of persons which includes, is directly affiliated with or is wholly or partly controlled by one (1) or more executive officers of the Company or its subsidiaries and in which the Plan Participant actively participates.

            (d) "Company" shall mean Florida Progress Corporation and its successors.

            (e) "Effective Date" of the Plan shall mean January 1, 1999.

            (f) "Non-Employee Director" shall mean any member of the Board of Directors who is not an employee of the Company.

            (g) "Participant" shall mean any Non-Employee Director who is covered by this Plan as provided in Article III. When required by the context of the Plan, the term Participant shall include any former Participant in the Plan.

            (h) "Phantom Stock Unit" shall mean a right to receive, without payment to the Company, an amount equal to the fair market value of a share of common stock of the Company determined as of the close of the last business day coincident with or immediately preceding the date of the Participant's termination of service as a member of the Board of Directors.

            (i) "Plan" shall mean the Phantom Stock Plan for the Benefit of Non-Employee Directors of Florida Progress Corporation hereby created and as it may be amended from time to time.

            (j) "Plan Administrator" shall mean the Company.

            (k) "Plan Year" shall mean 12-month period ending on each March 31.

            (l) "Year of Service" shall mean each Plan Year in which a Non-Employee Director serves as a member of the Board of Directors of the Company on the last day of the Plan Year. The term "Year of Service" shall include Plan Years beginning before the Effective Date of the Plan.


                                   ARTICLE II

                                 Administration

(a)      Plan Administrator.

          (1) The Plan Administrator shall have complete control and discretion to manage the operation and administration of the Plan, with all powers necessary to enable it to carry out its duties in that respect. Not in limitation, but in amplification of the foregoing, the Plan Administrator shall have the following powers:

               (A) To determine all questions relating to the eligibility of Non-Employee Directors to continue to participate;

               (B) To maintain all records and books of account necessary for the administration of the Plan;

               (C) To interpret the provisions of the Plan and to make and to publish such interpretive or procedural rules as are not inconsistent with the Plan and applicable law;

               (D) To compute, certify and arrange for the payment of benefits to which any Participant or beneficiary is entitled;

               (E) To process claims for benefits under the Plan by Participants or beneficiaries;

               (F) To engage consultants and professionals to assist the Plan Administrator in carrying out its duties under this Plan; and

               (G) To develop and maintain such instruments as may be deemed necessary from time to time by the Plan Administrator to facilitate payment of benefits under the Plan.

         (2) The Plan Administrator may designate employees of the Company to assist the Plan Administrator in the administration of the Plan and perform the duties required of the Plan Administrator hereunder.

         (b) Plan Administrator's Authority. The Plan Administrator may consult with Company officers, legal and financial advisers to the Company and others, but nevertheless the Plan Administrator shall have the full authority and discretion to act, and the Plan Administrator's actions shall be final and conclusive on all parties.

         (c) Liability; Indemnification. Notwithstanding any other provision of this Plan, no member of the Board, nor any staff member of the Company acting on behalf of the Company, shall be liable to any Participant, beneficiary, or other person for any action taken or omitted in connection with the interpretation and administration of this Plan. The Plan Administrator and its employees shall be entitled to rely conclusively on all tables, valuations, certificates, opinions and reports that shall be furnished by any actuary, accountant, insurance company, consultant, counsel or other expert who shall be employed or engaged by the Plan Administrator in good faith. The Company shall indemnify the members of the Board, and any such staff member, against any and all claims, losses, damages and expenses, including counsel fees, reasonably incurred by them, and any liability, including any amounts paid in settlement with their approval, arising from their action or failure to act in connection with the interpretation and administration of this Plan. The provisions of this paragraph are not intended to be exclusive, and nothing contained in this paragraph shall in any way limit indemnification provided members of the Board, and any such staff member, under the by-laws of the Company, by contract, by statute or otherwise.

                                  ARTICLE III

                                 Participation

         Each Non-Employee Director of the Company on the Effective Date of this Plan shall become a Participant as of such date. Thereafter, any individual who subsequently becomes a Non-Employee Director of the Company shall become a Participant in the Plan as of the date he or she is elected to the Board of Directors (or, if later, as of the first day of the first Plan Year in which he or she serves as a Non-Employee Director).

                                   ARTICLE IV

                     Phantom Stock Unit Awards and Accounts

     (a) In General. Except as provided in paragraph (b) of this Article IV, awards of Phantom Stock Units under this Plan shall be automatic and non-discretionary, and subject to the terms and conditions provided in Articles IV, V, VI and VII.

     (b) Initial Awards. Each Participant who is a member of the Board of Directors on the Effective Date shall be awarded 2,000 Phantom Stock Units as of such date. Each Non-Employee Director who first participates in the Plan after the Effective Date shall be awarded Phantom Stock Units in an amount to be determined by the Board upon his or her initial commencement of participation in the Plan.

     (c) Recurring Awards. Each Participant who is reelected to the Board of Directors at any time after the Effective Date shall be awarded 600 Phantom Stock Units upon his or her reelection to a new term as a member of the Board of Directors. In addition, each Participant who is a Participant in the Plan as of the Effective Date and whose term is scheduled to expire in April, 2000 shall be awarded 200 Phantom Stock Units as of April 1, 1999. Each Participant who is a Participant in the Plan as of the Effective Date and whose term is scheduled to expire in April, 2001 shall be awarded 400 Phantom Stock Units as of April 1, 1999.

     (d) Dividend Equivalent Awards. The Company shall award additional Phantom Stock Units to Participants as of the last day of each Plan Year based upon the following formula: Whenever cash dividends are paid to stockholders with respect to the common stock of the Company, each Participant shall be awarded additional Phantom Stock Units pursuant to this paragraph (d). Each such award shall be equal to the number of shares of common stock of the Company that would be purchased with cash dividends for the Participant (1) if the Participant was participating in the Florida Progress Corporation Progress Plus Stock Plan and
(2) if, prior to the cash dividend payment, the Participant was credited with a number of shares of common stock of the Company under the Florida Progress Corporation Progress Plus Stock Plan that was equal to the number of Phantom Stock Units actually credited to the Participant under the terms of this Plan.

     (e) Changes in Common Stock. In the event that the Plan Administrator determines that any recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, stock dividend, warrants, or rights offering to purchase common stock at a price below Fair Market Value, or other similar transaction affects the Company's common stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Plan Administrator shall equitably adjust any or all of the number of Phantom Stock Units credited to Participants' Accounts.

     (f)     Participants' Accounts.

          (1) Each Phantom Stock Unit award made pursuant to this Plan shall be recorded by the Plan Administrator in a Phantom Stock Unit Account maintained in the name of the Participant.

          (2) Phantom Stock Units awarded to the Participant shall be credited to his or her Account as of the Effective Date of the award and such Account shall be charged from time to time with all amounts that are paid to, or forfeited with respect to, the Participant.

          (3) All amounts that are credited to a Participant's Account shall be credited solely for purposes of accounting and computation. A Participant shall not have any interest in or right to such Account at any time.

     (g) Vested Interests. The vested Phantom Stock Units credited to a Participant's Account shall be payable to the Participant at the time, and in the form and manner, provided in Article VI.

          (1) Phantom Stock Units awarded to a Participant pursuant to paragraph
     (b) of this Article IV shall vest according to the following schedule, based upon Years of Service credited to a Non-Employee Director from his or her initial date of service as a member of the Board of Directors:

                              Years of Service          Vested Percentage

                            1 Year of Service                 16.66%
                            2 Years of Service                33.33%
                            3 Years of Service                50.00%
                            4 Years of Service                66.67%
                            5 Years of Service                83.33%
                            6 Years of Service                 100%

          (2) Phantom Stock Units awarded to a Participant pursuant to paragraph
     (c) of this Article IV shall vest according to the following schedule, based upon Years of Service credited to a Participant after the reelection with respect to which the Phantom Stock Units are awarded:

                              Years of Service              Vested Percentage

                            1 Year of Service                     33.33%
                            2 Years of Service                    66.67%
                            3 Years of Service                     100%

         Each recurring  award  credited to a participant  pursuant to paragraph
         (c) of Article IV shall be subject to a separate three year vesting schedule. Notwithstanding the foregoing provisions of this subparagraph
         (2),

               (A) each 200 Phantom Stock Unit award made as of April 1, 1999, to a Participant who is a Participant in the Plan as of the Effective Date and whose term is scheduled to expire in April, 2000 shall be non-vested prior to March 31, 2000 and shall become 100% vested as of March 31, 2000 if the Participant is credited with an additional Year of Service as of such date; and

               (B) each 400 Phantom Stock Unit award made as of April 1, 1999, to a Participant who is a Participant in the Plan as of the Effective Date and whose term is scheduled to expire in April, 2001 shall be non-vested prior to March 31, 2000 and shall become 50% vested as of March 31, 2000 if the Participant is credited with an additional Year of Service as of such date, and shall be 100% vested as of March 31, 2001 if the Participant is credited with an additional Year of Service as of such date.

               (3) Phantom Stock Units awarded to a Participant pursuant to paragraph (d) of this Article IV shall be treated as vested to the extent such units are attributable to vested Phantom Stock Units credited to the Participant's Account.

               (4) Notwithstanding the provisions of subparagraphs (1), (2), and
          (3) above, all Phantom Stock Units awarded to a Participant shall become fully vested in the event of a Change in Control.

               (5) If a Participant is less than 100% vested in all of the Phantom Stock Units credited to his or her Account at the time he or she first receives a benefit payment pursuant to Article VI, his or her non-vested Phantom Stock Units will be forfeited.

     (h) Valuation; Annual Statement. The value of a Participant's Account shall be determined by the Plan Administrator and the Plan Administrator may establish such accounting procedures as are necessary to account for the Participant's interest in the Plan. Each Participant's Account shall be valued as of the last day of each Plan Year or more frequently as determined by the Plan Administrator. The Plan Administrator shall furnish each Participant with an annual statement of his or her Account.

                                   ARTICLE V

                                   Financing

     (a) Financing. The benefits under this Plan shall be paid out of the general assets of the Company which shall remain subject to the claims of the Company's creditors until such amounts are paid to the Participants.

     (b) No Trust Created. Nothing contained in this Plan, and no action taken pursuant to the provisions of this Plan, shall create or be construed to create a funded plan, a trust of any kind or a fiduciary relationship between the Company and the Participant, his or her Beneficiary or any other person.

     (c) Unsecured Interest. The Participant shall not have any interest whatsoever in any specific asset of the Company. To the extent that any person acquires a right to receive payments under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

                                   ARTICLE VI

                         Payment for Phantom Stock Units

     (a) Timing of Payment. Subject to the restrictions of Article VII, the payment of a Participant's vested interest in the amount credited to his or her Account shall commence as soon as practicable following (1) his or her termination of service with the Board of Directors, (2) his or her death, or (3) a Change in
Control.

     (b) Form and Manner of Benefit Payment.

          (1) In the case of a Participant who terminates his or her service with the Board of Directors by reason of his or her death, or in the case of a Change in Control, the Participant's benefit shall be paid in a lump sum cash payment.

          (2) In the case of a Participant who terminates his or her service with the Board of Directors for any other reason, the Participant's benefit shall be paid as a series of annual cash installments (not in excess of 10) or as a lump sum cash payment, as selected by the Participant. A Participant shall elect the manner of payment for his or her benefit upon commencing participation in the Plan. Prior to the commencement of benefit payments under the Plan, the Participant may, subject to the approval of the Plan Administrator, revise the manner of payment. Any request by a Participant to revise the manner of payment must be received by the Plan Administrator not later than December 31 of the calendar year preceding the year in which benefit payments commence.

          (3) If a Participant dies before he or she has received all of his or her vested benefits under the Plan, all unpaid amounts shall be paid in a lump sum as soon as administratively practicable after the death of the Participant to the beneficiary or beneficiaries designated by the Participant to receive such benefits. A designation of beneficiaries may be made in the Participant's will or on a separate form prescribed by and filed with the Plan Administrator, which form shall comply with the laws of the state of the Participant's residence. Any separate form filed with the Plan Administrator may be changed at any time by filing a new form with the Plan Administrator. If the Participant has designated no beneficiary, or if no beneficiary that he or she has designated survives him or her, then such unpaid amounts shall be paid to his or her estate. In the event of any dispute as to the entitlement of any beneficiary, the Plan Administrator may withhold any payment until such dispute has been resolved.

     (c) Tax Withholding. The Company may withhold, or require the withholding from any benefit payment which it is required to make, any federal, state or local taxes required by law to be withheld with respect to a benefit payment and such sum as the Company may reasonably estimate as necessary to cover any taxes for which the Company may be liable and which may be assessed with regard to such payment. Upon discharge or settlement of such tax liability, the Company shall pay the balance of such sum, if any, to the Participant, or if the Participant is then deceased, to the beneficiary of the Participant. Prior to making any payment hereunder, the Company may require such documents from any taxing authority, or may require such indemnities or surety bond, as the Company shall reasonably deem necessary for its protection.

                                  ARTICLE VII

                 Confidentiality and Restrictions on Competition


     (a) Confidentiality. As a condition of receiving benefits under this Plan, a Participant shall not, after the termination of his or her service as a member of the Board of Directors, voluntarily appear against the Company or any affiliate of the Company before any judicial or administrative tribunal or legislative body, on any matter about which the Participant possesses any expertise or special knowledge relative to the Company's or such affiliate's business. Any breach of this condition will result in a complete forfeiture of any further benefits under the Plan for both the Participant and any surviving beneficiary of the Participant. The Company may require the Participant to execute a separate confidentiality agreement prior to the Participant's receipt of benefits, which agreement may provide for liquidated damages, in the event of a breach by the Participant, in an amount equal to the benefits paid under this Plan.

     (b) Restrictions on Competition. As a condition of receiving benefits under this Plan, a Participant shall not directly or indirectly engage in competition with the

Company or any affiliate of the Company at any time prior to or during the one year period following his or her initial entitlement to benefits payable under this Plan. Any breach of this condition will result in a complete forfeiture of any further benefits under the Plan for both the Participant and any surviving beneficiary of the Participant. The Company may require the Participant to execute a separate agreement establishing restrictions on competition prior to the Participant's receipt of benefits, which agreement may provide for liquidated damages, in the event of a breach by the Participant, in an amount equal to the benefits paid under this Plan. For purposes of this paragraph (b), a Participant shall be deemed to "engage in competition" with the Company (or an affiliate of the Company) if he or she

          (1) discloses proprietary information with respect to the Company (or any affiliate of the Company) to any person, corporation, or other entity for any purpose whatsoever;

          (2) owns, manages, operates, controls, is employed by, acts as an agent for, consults with, advises, participates in or is connected in any manner with the ownership, management, operation or control of any business (in any state of the United States in which the Company or any affiliate of the Company is doing business) which is engaged in businesses that are or may be competitive to the businesses of the Company or any affiliate of the Company; or

          (3) solicits any of the employees or agents of the Company (or any affiliate of the Company) to terminate their employment or relationship with the Company (or any affiliate of the Company).

     (c) Essential Elements. The provisions of this Article VII are essential elements of this Plan, and, but for the confidentiality requirements in paragraph (a) and the restrictions on competition in paragraph (b) applicable to the Participants, the Company would not agree to sponsor this Plan for the benefit of the Participants.

                                  ARTICLE VIII

                            Amendment and Termination

     (a) Amendment and Termination. The Plan may be amended or terminated at any time by the Board of Directors. Notice of any such amendment or termination shall be given in writing to each Participant having an interest in the Plan.

     (b) Effect of Amendment or Termination.

          (1) No amendment or termination of the Plan shall adversely affect the rights of any Participant with respect to any vested benefit credited to the Account of the Participant prior to such amendment or termination.

          (2) Upon termination of the Plan, each Participant (or his or her beneficiaries) shall be paid the balance of his or her Account in a lump sum cash payment.

                                   ARTICLE IX

                                  Miscellaneous

     (a) Payments to Minors and Incompetents. If the Plan Administrator receives satisfactory evidence that a person who is entitled to receive any benefit under the Plan, at the time such benefit becomes available, is a minor or is physically unable or mentally incompetent to receive such benefit and to give a valid release therefor, and that another person or an institution is then maintaining or has custody of such person, and that no guardian or other representative of the estate of such person shall have been duly appointed, the Plan Administrator may authorize payment of such benefit otherwise payable to such person to such other person or institution; and the release of such other person or institution shall be a valid and complete discharge for the payment of such benefit.

     (b) No Interest in Assets. Nothing contained in the Plan shall be deemed to give any Participant any equity or other interest in the assets, business or affairs of the Company. No Participant in the Plan shall have a security interest in assets of the Company used to pay benefits.

     (c) Recordkeeping. Appropriate records shall be maintained for the purpose of the Plan by the officers and employees of the Company at the Company's expense and subject to the supervision and control of the Plan Administrator.

     (d) Non-Alienation of Benefits. No benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to do so shall be void. No benefit under the Plan shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person. If any person entitled to benefits under the Plan shall become bankrupt or shall attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any benefit under the Plan, or if any attempt shall be made to subject any such benefit to the debts, contracts, liabilities, engagements or torts of the person entitled to any such benefit, except as specifically provided in the Plan, then such benefits shall cease and terminate at the discretion of the Plan Administrator. The Plan Administrator may then hold or apply the same or any part thereof to or for the benefit of such person or any dependent or beneficiary of such person in such manner and proportions as it shall deem proper.

     (e) State Law. This Plan shall be construed in accordance with the laws of Florida.

     (f) Number. Except when otherwise indicated by the context, the definition of any term herein in the singular shall include the plural.

         IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officers on this 18th day of February, 1999.


ATTEST:                                  FLORIDA PROGRESS CORPORATION

                     (CORPORATE SEAL)

/s/ Kathleen M. Haley                        /s/ Richard Korpan
_____________________________            By: _________________________
Secretary
                                         Its: President, Chief Executive Officer

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